UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): November 24, 2008

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Amendment No. 3 (the “Third Amendment”) amends the Current Report on Form 8-K of Chico’s FAS, Inc. (the “Company”) filed on December 1, 2008 (the “Initial Filing”), as subsequently amended by Amendment No. 1 filed on June 10, 2009 (the “First Amendment”), and by Amendment No. 2 on September 30, 2009. The purpose of the Third Amendment is to unredact portions of certain exhibits and schedules to the Company’s Credit Agreement, entered into on November 24, 2008 for a $55 million senior secured revolving credit facility (the “Credit Facility”) with a syndicate led by SunTrust Bank, as administrative agent (the “Agent”) and lender and SunTrust Robinson Humphrey, Inc. as lead arranger. The Credit Facility has been terminated and is no longer in force and effect having been replaced by a new credit agreement with a new syndicate of lenders.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Credit Agreement by and among SunTrust Bank, the Company and the subsidiaries of the Company dated as of November 24, 2008, including the schedules and exhibits (1)

(1)	Certain portions of these schedules have been omitted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The complete schedules were filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: January 20, 2012	By:	/s/ PAMELA K. KNOUS
Pamela K. Knous, Executive Vice President — Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Credit Agreement by and among SunTrust Bank, the Company and the subsidiaries of the Company dated as of November 24, 2008, including the schedules and exhibits (1)

(1)	Certain portions of these schedules have been omitted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The complete schedules were filed separately with the Securities and Exchange Commission.